UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 30, 2010

CHINA SHANDONG INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-147666	20-8545693
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 2888 Qinghe Road
Development Zone Cao County
Shandong Province, 274400 China

________________________________________________________________________________
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (86) 530-3431658

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)           Departure of Principal Financial Officer.

Effective March 30, 2010, Mr. Zhiyu Wang resigned as the Chief Financial Officer of China Shandong Industries, Inc. (the “Company”), but will continue to serve as the chief financial officer of Shandong Caopu Arts & Crafts Co., Ltd., the Company’s wholly owned subsidiary.

(c)           Appointment of Principal Financial Officer.

Pursuant to an Employment Agreement effective as of March 30, 2010 by and between the Company and Ms. Yuhong Lei (the “Agreement”), Ms. Lei was hired as the Chief Financial Officer of the Company.

The Agreement has a one-year term expiring March 30, 2011 (the “Term”) unless earlier terminated in accordance with the Agreement.  The Company may, in its sole discretion, terminate the Agreement upon thirty (30) days’ written notice to Ms. Lei.  The Agreement provides that Ms. Lei will receive an annual base salary of RMB 360,000, or approximately $52,738 based on the exchange rate in effect as of the date of this Current Report on Form 8-K.

Prior to her appointment as the Company’s Chief Financial Officer, Ms. Lei was a Senior Financial Analyst with J&R Investment Service Limited commencing in 2009, where her responsibilities included monitoring financial markets on behalf of J&R’s senior management.  From 2008 to 2009, Ms. Lei acted as a Financial Analyst with Linear Capital Asia Limited, where she provided consulting services to the firm’s clients.  From 2003 to 2006, Ms. Lei was a Business Analyst with PetroChina Jiangxi Region Sales Company, where she provided business analysis to the company’s sales and marketing division.  Ms. Lei received an MBA from the University of Bradford in 2007 and a BA in Insurance from Liaoning University in 1999.  Ms. Lei is a candidate for the Level 3 exam given by the CFA Institute.

Ms. Lei has no family relationships with any of the executive officers or directors of the Company.  There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which Ms. Lei had, or will have, a direct or indirect material interest.

The foregoing summary description of the Agreement is qualified in its entirety by reference to the full text of the Agreement attached to this report as Exhibit 10.1.

Item 9.01.	Financial Statement and Exhibits

(c )	Exhibits

10.1	Employment Agreement, dated as of March 30, 2010, between the Company and Ms. Yuhong Lei.

SIGNATURES

Pursuant to the requirements of Section12 of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

China Shandong Industries, Inc.

Date: March 30, 2010	By:	/s/ Jinliang Li
Name: Jinliang Li
Title: Chief Executive Officer